SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, AND 74U.

FOR PERIOD ENDING 2/28/2006
FILE NUMBER 811-2729
SERIES NO.: 16

72DD     1.   Total income dividends for which record date passed during the period.(000's Omitted)
              Institutional Class            $268,530
         2.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Private Investment Class       $ 16,627
              Personal Investment Class      $  1,182
              Cash Management Class          $ 58,615
              Reserve Class                  $  1,308
              Resource Class                 $ 17,600
              Corporate Class                $ 13,745

73A.          Payments per share outstanding during the entire current period:
              (form nnn.nnnn)
         1.   Dividends from net investment income
              Institutional Class            $000.0199
         2.   Dividends for a second class of open-end company shares
              (form nnn.nnnn)
              Private Investment Class       $000.0184
              Personal Investment Class      $000.0172
              Cash Management Class          $000.0195
              Reserve Class                  $000.0156
              Resource Class                 $000.0189
              Corporate Class                $000.0198

74U.     1.   Number of shares outstanding (000's Omitted)
              Institutional Class           15,220,819
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Private Investment Class         981,897
              Personal Investment Class         87,454
              Cash Management Class          2,840,327
              Reserve Class                     79,452
              Resource Class                   986,568
              Corporate Class                  658,046